Exhibit 10.2

INTERIM SUPPLY AGREEMENT

This Interim Supply Agreement (this “Agreement”) is entered into as of 9th day of October, 2013 (the “Effective Date”) by and among NuPathe, Inc., a Delaware corporation (“NuPathe”), LTS Lohmann Therapy Systems, Corp., a Delaware corporation (“LTS”) and LTS Lohmann Therapie-Systeme AG, a company organized under the laws of Germany (“LTS AG”).

WHEREAS, LTS and NuPathe entered into that certain Commercial Supply and License Agreement (“CSLA”);

WHEREAS, NuPathe desires to purchase Drug Product (as defined in the CSLA) from LTS AG for the period of time until the LTS facility in West Caldwell is qualified to manufacture the Drug Product (the “Interim Period”);

WHEREAS, LTS and LTS AG agree to have LTS AG manufacture and sell to NuPathe the Drug Product for the Interim Period;

WHEREAS, the parties wish for the terms and conditions of the CSLA to apply to the purchase by NuPathe and sale by LTS AG of the Drug Product for the Interim Period;

NOW THEREFORE, in consideration of the foregoing recitals, mutual covenants and agreements set forth herein, the parties hereto agree as follows:

AGREEMENT:

1.                                      All capitalized terms that are set forth herein but not defined herein shall have the meanings assigned in the CSLA.

2.                                      NuPathe shall deliver purchase orders for the Drug Product during the Interim Period to LTS AG directly (the “Interim Purchase Orders”) and all invoicing shall be made by, and payments made to, LTS AG in connection therewith.

3.                                      All of the Interim Purchase Orders are made pursuant to the terms and conditions of the CSLA and all such terms and conditions shall apply in connection with the manufacture and supply of the Drug Product pursuant to the Interim Purchase Orders.

4.                                      LTS AG assumes the rights and obligations of LTS as set forth in the CSLA with respect to Drug Product manufactured and supplied by LTS AG pursuant to the Interim Purchase Orders.

5.                                      The quality agreement to be entered into by NuPathe and LTS AG shall be the quality agreement governing the manufacture and supply of the Drug Product in connection with the Interim Purchase Orders.

6.                                      NuPathe shall use its Commercially Reasonable Efforts to make the appropriate filing with the FDA in order to have the LTS facility in West Caldwell approved as an acceptable manufacturer of the Drug Product, and take all other necessary actions in connection therewith, as soon as possible.

7.                                      Except as expressly set forth herein, nothing in this Agreement shall amend or modify the CSLA.

8.                                      This Agreement shall be governed under the laws of the State of New Jersey.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed and effective as of the Effective Date.

LTS LOHMANN THERAPIE-
SYSTEME AG

By:	/s/ Ulrich Sielaff
Name:	Ulrich Sielaff
Title:	General Counsel

By:	Dr. Joerg Mayer
Name:	Dr. Joerg Mayer
Title:	Head of Business Development,
Europe

LTS LOHMANN THERAPY SYSTEMS,
CORP.

By:	/s/ Joachim Franke
Name:	Joachim Franke
Title:	CEO

By:	/s/ Jennifer Everett
Name:	Jennifer Everett
Title:	Vice President — Finance

NUPATHE INC.

By:	/s/ Terri Sebree
Name:	Terri Sebree
Title:	President